                                                                    EXHIBIT 10.4

                           ADDITIONAL SHARE AGREEMENT

         This Agreement is entered into as of the 29th day of November, 1996 by and between JHFSC Acquisition Corp., a Delaware corporation (the "Company"), and John Hancock Subsidiaries, Inc., a Delaware corporation ("Hancock").

         WHEREAS, pursuant to a certain Contribution Agreement dated October 4, 1996 among Hancock, the Company and certain other parties (the "Contribution Agreement") Hancock is acquiring 394,653.7 shares of the common stock, par value $.01 per share, of the Company ("Common Stock"), representing 4.999% of the issued and outstanding capital stock of the Company on the date hereof (the "Shares");

         WHEREAS, the Company intends to grant options or other rights to purchase Common Stock of the Company to employees or directors of the Company pursuant to any incentive share programs or other stock plans established during the period commencing on the date hereof and ending two (2) years from the date hereof (each, an "Incentive Share Program"); and

         WHEREAS, the Company has agreed to protect Hancock from any dilution which may occur as a result of the issuance by the Company of Incentive Shares (as hereafter defined).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. ISSUANCE OF ADDITIONAL SHARES. In the event the Company issues any Incentive Shares, the Company will, for no additional consideration, issue and deliver to Hancock, a certificate in the name of Hancock representing that number of shares of Common Stock equal to 4.999% of the Incentive Shares issued (the "Additional Shares"). The term "Incentive Shares" shall mean any and all shares of Common Stock issued pursuant to an Incentive Share Program up to an aggregate number of shares of Common Stock equal to 975,000, (which number shall be subject to adjustment for any stock split, stock dividend or other form of recapitalization which occurs after the date hereof). In no event shall Hancock have any right to receive Additional Shares pursuant to this Agreement resulting from any issuance of shares of Common Stock pursuant to an Incentive Share Program in excess of an aggregate of 975,000 shares of Common Stock (which number shall be subject to adjustment for any stock split, stock dividend or other form of recapitalization which occurs after the date hereof).

         2. INITIAL PUBLIC OFFERING. Upon the effective date of an initial public offering of the Common Stock, the Company shall have the option to issue to Hancock on such date the maximum number of Additional Shares to which Hancock is entitled under Section 1 hereof (less any Additional Shares previously issued to Hancock hereunder) regardless of whether the full number of Incentive Shares have actually been issued under an Incentive Share Program (the "Accelerated Additional Shares"). The Company shall have the right to repurchase the Accelerated Additional Shares for a purchase price of $.01 per share to the extent the Incentive Shares to which the Accelerated Additional Shares relate are not ultimately issued under the Incentive Share Program.

         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Hancock that the Additional Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

         4. LEGENDS. The certificates representing the Additional Shares shall bear the same legends as set forth on the certificate(s) representing the Shares.

         5. INVESTMENT REPRESENTATION. The representations and warranties of Hancock set forth in Section 3.06 of the Contribution Agreement shall be deemed remade by Hancock to the Company as of the date of the issuance of the Additional Shares (except to the extent such representations are inaccurate as a result of the proposed sale of all or greater than a majority of the issued and outstanding stock of the Company in a single transaction or a proposed sale pursuant to a tag-along right or a public offering) and the Company shall be entitled to rely on such representations and warranties in issuing and delivering said Additional Shares.

         6. COMMUNICATIONS. Any communications hereunder shall be deemed sufficiently given if sent to the appropriate party in accordance with the terms and at the addresses set forth in Section 13 of the Contribution Agreement.

         7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. The parties may amend or modify this Agreement only by written instrument executed by each of the Company and Hancock.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be one in the same document.

                                               JHFSC ACQUISITION CORP.


                                               By: /s/ John Goldsmith
                                                   ---------------------------
                                                   Name: John Goldsmith
                                                   Title: President


                                               JOHN HANCOCK SUBSIDIARIES, INC.


                                               By: /s/ John T. Farady
                                                   ---------------------------
                                                   Name: John T. Farady
                                                   Title: Treasurer